EXHIBIT 10-AAtt

AMENDMENT NUMBER 11 TO

TRANSFER AND ADMINISTRATION AGREEMENT

AMENDMENT NUMBER 11 TO TRANSFER AND ADMINISTRATION AGREEMENT (this “Amendment”), dated as of March 20, 2007 among TECH DATA CORPORATION, a Florida corporation (“Tech Data”), as collection agent (in such capacity, the “Collection Agent”), TECH DATA FINANCE SPV, INC., a Delaware corporation headquartered in California, as transferor (in such capacity, the “Transferor”), YC SUSI TRUST, a Delaware statutory trust (“SUSI Issuer”), LIBERTY STREET FUNDING CORP., a Delaware corporation, (“Liberty”), AMSTERDAM FUNDING CORPORATION, a Delaware corporation (“AFC”), FALCON ASSET SECURITIZATION COMPANY LLC, a Delaware limited liability company (formerly known as Falcon Asset Securitization Corporation), (“Falcon” and collectively with the SUSI Issuer, Atlantic, Liberty, and AFC, the “Class Conduits”), THE BANK OF NOVA SCOTIA, a banking corporation organized and existing under the laws of Canada, acting through its New York Agency (“Scotia Bank”), as a Liberty Bank Investor and as agent for Liberty and the Liberty Bank Investors (in such capacity, the “Liberty Agent”), ABN AMRO BANK N.V., a banking corporation organized and existing under the laws of the Netherlands and acting through its Chicago Branch (“ABN AMRO”), as an AFC Bank Investor and as agent for AFC and the AFC Bank Investors (in such capacity, the “AFC Agent”), JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA), a national banking association (“JPMorgan Chase”), as a Falcon Bank Investor and as agent for Falcon and the Falcon Bank Investors (in such capacity, the “Falcon Agent”) and BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association (“Bank of America”), as agent for the SUSI Issuer, Liberty, AFC, Falcon, the SUSI Issuer Bank Investors, the Liberty Bank Investors, the AFC Bank Investors and the Falcon Bank Investors (in such capacity, the “Administrative Agent”), as a SUSI Issuer Bank Investor, as agent for the SUSI Issuer and the SUSI Issuer Bank Investors (in such capacity, the “SUSI Issuer Agent”) and Lead Arranger, amending that certain Transfer and Administration Agreement dated as of May 19, 2000, among the Transferor, the Collection Agent, the Class Conduits (as defined thereunder) and the Bank Investors (as amended to the date hereof, the “Original Agreement” and said agreement as amended hereby, the “Agreement”).

WHEREAS, the Transferor has requested that certain amendments be made to the Original Agreement

WHEREAS, the Agent, the Class Conduits, the Class Agents and the Bank Investors on the terms and conditions set forth herein, consent to such amendments; and

WHEREAS, capitalized terms used herein shall have the meanings assigned to such terms in the Original Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1. Amendment to Section 2.2(a). The second paragraph of Section 2.2(a) of the Original Agreement is hereby amended by deleting the text thereof and replacing the deleted text with the following (solely for convenience, changed language is italicized):

“The Transferor shall, by notice to the Administrative Agent given by telecopy, offer to convey, transfer and assign to the Administrative Agent, on behalf of any of the applicable Class Investors, undivided percentage ownership interests in the Receivables and the other Affected Assets relating thereto not later than 3:00 p.m. (New York time) on the Business Day prior to the proposed date of any Incremental Transfer. With respect to each Class, each such notice shall specify (w) whether such request is made to the Administrative Agent on behalf of the Class Conduit for such Class or the related Bank Investors for such Class (it being understood and agreed that once any of such Bank Investors acquire any interest in the Transferred Interest hereunder, such Bank Investors shall be required to purchase all of the portion of the Transferred Interest held by the related Class Conduit in accordance with Section 10.7 and thereafter such Class Conduit shall no longer accept any additional Incremental Transfers hereunder), (x) the desired Transfer Price (which shall be at least $5,000,000 per Class or integral multiples of $1,000,000 in excess thereof) or, to the extent that the then available unused portion of the Aggregate Maximum Net Investment is less than such amount, such lesser amount equal to such available portion of such Aggregate Maximum Net Investment), (y) the desired date of such Incremental Transfer and (z) the desired Tranche Period(s) and allocations of the Net Investment for such Class of such Incremental Transfer thereto as required by Section 2.3. The Administrative Agent will promptly notify each Class Agent and each Class Conduit or related Bank Investors for such Class, as applicable, of the Administrative Agent’s receipt of any request for an Incremental Transfer to be made to such Person. To the extent that any such Incremental Transfer is requested of a Class Conduit, such Class Conduit shall accept or reject such offer by notice given to the Transferor and the Administrative Agent by telephone or telecopy by no later than the close of its business on the Business Day following its receipt of any such request. Each notice of proposed Transfer shall be irrevocable and binding on the Transferor and the Transferor shall indemnify each Class Investor against any loss or expense incurred by such Class

Investor, either directly or through a Liquidity Provider Agreement, as a result of any failure by the Transferor to complete such Incremental Transfer including, without limitation, any loss (including loss of anticipated profits) or expense incurred by such Class Investor, either directly or pursuant to a Liquidity Provider Agreement by reason of the liquidation or reemployment of funds acquired by such Class Investor (or a related Liquidity Provider) (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining deposits as loans from third parties) to fund such Incremental Transfer.”

SECTION 2. Amendment to Section 5.5. Section 5.5 of the Original Agreement is hereby amended by (i) deleting the reference therein to the Second Amended and Restated Credit Agreement dated as of March 7, 2005 among Tech Data Corporation, each lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and replacing such reference with the Third Amended and Restated Credit Agreement dated as of March 20, 2007 among Tech Data Corporation, each lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, (ii) defining such Third Amended and Restated Credit Agreement as the “Tech Data Credit Agreement” and deleting the definition in such Section of the “Credit Agreement” and (iii) replacing the term “Credit Agreement” in the two places it appears in last sentence of such Section with the term “Tech Data Credit Agreement”.

SECTION 3. Amendment to Section 11.3. Section 11.3 of the Original Agreement is hereby amended by replacing the notice address of the Administrative Agent and replacing it with the following:

Bank of America, National Association

214 North Tryon Street—19th Floor

Charlotte, North Carolina 28255

Attention: Leif E. Rauer—

                            Global Asset-Backed Securitization

Telephone: (704) 683-4723

Telecopy: (704) 409-0055

SECTION 4. Other Amendments. All references in the Original Agreement to Bank One, NA (and the defined term “Bank One”) shall be deemed to refer to its successor by merger, JPMorgan Chase Bank, N.A.

SECTION 5. Consent to Amendment of Credit Agreement. The Class Conduits, each Class Agent and the Administrative Agent each consents to the Third Amended and Restated Credit Agreement dated as of March 20, 2007 among Tech Data Corporation, each lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

SECTION 6. Conditions Precedent. This Amendment shall not become effective until the day (the “Effective Date”) on which the Administrative Agent shall have received the following:

(a) A copy of this Amendment executed by each party hereto;

(b) A copy of the Resolutions of the Board of Directors of the Transferor and Tech Data certified by its Secretary approving this Amendment and the other documents to be delivered by the Transferor and Tech Data hereunder;

(c) A Certificate of the Secretary of the Transferor and Tech Data certifying the names and signatures of the officers authorized on its behalf to execute this Amendment and any other documents to be delivered by it hereunder (on which Certificates the Class Conduits, the Class Agents, the Administrative Agent and the Bank Investors may conclusively rely until such time as the Administrative Agent shall receive from the Transferor and Tech Data a revised Certificate meeting the requirements of this clause (c)).

SECTION 7. Representations and Warranties. The Transferor hereby makes to the Class Investors, the Class Agents and the Administrative Agent, on and as of the date hereof, all of the representations and warranties set forth in Section 3.1 of the Original Agreement. In addition, the Collection Agent and the Guarantor hereby make to the Class Investors, the Class Agents and the Administrative Agent, on the date hereof, all the representations and warranties set forth in Section 3.3 of the Original Agreement.

SECTION 8. Successors and Assigns. This Amendment shall bind, and the benefits hereof shall inure to the parties hereof and their respective successors and permitted assigns;

SECTION 9. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRANSFEROR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 10. Severability; Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 11. Captions. The captions in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 12. Ratification. Except as expressly affected by the provisions hereof, the Original Agreement as amended by this Amendment shall remain in full force and effect in accordance with its terms and ratified and confirmed by the parties hereto. On and after the date hereof, each reference in the Original Agreement to “this Agreement”, “hereunder”, “herein” or words of like import shall mean and be a reference to the Original Agreement as amended by this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

TECH DATA FINANCE SPV, INC.,
as Transferor

By:	/s/ Charles V. Dannewitz
Name:	Charles V. Dannewitz
Title:	Senior Vice President & Treasurer

TECH DATA CORPORATION,
as Collection Agent

By:	/s/ Charles V. Dannewitz
Name:	Charles V. Dannewitz
Title:	Senior Vice President, Tax & Treasurer

YC SUSI TRUST
By: Bank of America, National Association, as
Administrative Trustee of YC SUSI Trust

By:	/s/ Leif E. Rauer
Name:	Leif E. Rauer
Title:	Vice President

LIBERTY STREET FUNDING CORP.

By:	/s/ Jill A. Gordon
Name:	Jill A. Gordon
Title:	Vice President

AMSTERDAM FUNDING CORPORATION

By:	/s/ Jill A. Gordon
Name:	Jill A. Gordon
Title:	Vice President

FALCON ASSET SECURITIZATION
COMPANY LLC

By:	/s/ Maureen E. Marcon
Name:	Maureen E. Marcon
Title:	Vice President

BANK OF AMERICA, NATIONAL
ASSOCIATION, as Administrative Agent,
SUSI Issuer Agent and as a SUSI Issuer Bank
Investor

By:	/s/ Leif E. Rauer
Name:	Leif E. Rauer
Title:	Vice President

THE BANK OF NOVA SCOTIA, as Liberty
Agent and as a Liberty Bank Investor

By:	/s/ Michael Eden
Name:	Michael Eden
Title:	Director

ABN AMRO BANK N.V., as AFC Agent
and as an AFC Bank Investor

By:	/s/ Thomas J. Educate
Name:	Thomas J. Educate
Title:	Senior Vice President

By:	/s/ Bernard Koh
Name:	Bernard Koh
Title:	Director

JPMORGAN CHASE BANK, N.A,
as Falcon Agent and as a Falcon Bank Investor

By:	/s/ Maureen E. Marcon
Name:	Maureen E. Marcon
Title:	Vice President